UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mona Abutaleb and James J. Maiwurm were elected directors of Sandy Spring Bancorp, Inc. (the “Company”) at the regular meeting of the board of directors on October 28, 2015.  Beginning January 1, 2016, Ms. Abutaleb will serve on the Audit Committee and the Risk Committee and Mr. Maiwurm will serve on the Audit Committee and the Compensation Committee.

Ms. Abutaleb, age 53, is the president and CEO of mindSHIFT Technologies, Inc., a wholly-owned subsidiary of Ricoh Americas Corporation.

Mr. Maiwurm, age 66, is chairman emeritus and senior counsel for Squire Patton Boggs (US), LLP.

Also on October 28, 2015, director Mei Xu resigned from her position as director of the Company, effective immediately. Ms. Xu’s resignation was not as a result of any dispute or disagreement with the Company.

The Company issued a news release announcing the appointment of Ms. Abutaleb and Mr. Maiwurm and the resignation of Ms. Xu on October 29, 2015. A copy of the news release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Number	Description

99.1	Press Release dated October 29, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: October 29, 2015	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
General Counsel and Secretary

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